UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

COLORADO	333-203560	84-0464189
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 W. 116th Avenue
Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 452-6111

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On April 25, 2018,  Tri-State Generation and Transmission Association, Inc. (“Tri-State”) entered into a secured revolving credit facility with nine lenders, including National Rural Utilities Cooperative Finance Corporation, as lead arranger and administrative agent, in the amount of $650 million (“2018 Credit Agreement”).    On April 25, 2018, Tri-State’s $750 million secured revolving credit agreement, dated July 29, 2011, with Bank of America, N.A., as administrative agent, was terminated and replaced by the 2018  Credit Agreement.  The 2018 Credit Agreement can be used to (a) advance funds for working capital purposes, (b) issue letters of credit thereunder and (c) support the issuance of up to $500 million of commercial paper.  The 2018 Credit Agreement has a maturity date of April 25, 2023, unless extended as provided therein.  The 2018 Credit Agreement includes a swingline sublimit of $100 million, a letter of credit sublimit of $75 million, and a commercial paper back-up sublimit of $500 million.

The 2018 Credit Agreement is secured under Tri-State’s Indenture, dated effective as of December 15, 1999 (“Master Indenture”), between Tri-State and Wells Fargo Bank National Association, as successor trustee (the “Trustee”).  Funds advanced under the 2018 Credit Agreement bear interest either at an adjusted LIBOR rate or an alternate base rate, at Tri-State’s option.  The adjusted LIBOR rate is the LIBOR rate for the term of the advance plus a margin (currently 1.00%) based on Tri-State’s credit ratings.  The alternate base rate is the highest of (a) the federal funds rate plus 1⁄2 of 1.00%, (b) the prime rate, and (c) the one-month LIBOR rate plus 1.00% and plus a margin (currently 0%) based on Tri-State’s credit ratings.

The 2018 Credit Agreement contains customary representations, warranties, covenants, events of default and acceleration, including financial DSR and ECR requirements in line with the covenants contained in our Master Indenture.  A violation of these covenants would result in the inability to borrow under the facility.  A copy of 2018 Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 25, 2018,  Tri-State entered into Supplemental Master Mortgage Indenture No. 41  (“Supplement 41”), which supplements the Master Indenture.  Supplement 41 authorizes the Trustee to authenticate the $650 million promissory note related to the 2018 Credit Agreement as the Series 2018A Secured Obligation under the Master Indenture.  A copy of Supplement 41 is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The foregoing descriptions are summaries of, and do not purport to be complete descriptions of, the terms, conditions and covenants of the 2018 Credit Agreement or Supplement 41.  Such descriptions are qualified in their entirety by reference to the full terms, conditions and covenants of the 2018 Credit Agreement and Supplement 41.

Item 1.02Termination of a Material Definitive Agreement.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item  2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item  9.01Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
4.1

Supplemental Master Mortgage Indenture No. 41,  dated and effective as of April 25, 2018, between Tri State Generation and Transmission Association, Inc. and Wells Fargo Bank, National Association as (successor) trustee.

10.1

Credit Agreement, dated April 25, 2018, by and between Tri State Generation and Transmission Association, Inc., National Rural Utilities Cooperative Finance Corporation, as lead arranger and administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: April 25, 2018	By:	/s/ Patrick L. Bridges
Patrick L. Bridges
Senior Vice President/Chief Financial Officer